SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
          The Securities Exchange Act of 1934 (Amendment No. ________)

Filed by the Registrant [ X ] [ ] Confidential, for Use of the Commission Only Filed by a party other than the Registrant [ ] (as permitted by Rule 14a-6(e)(2)) Check the appropriate box:
[   ]  Preliminary Proxy Statement
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                          ABRAXAS PETROLEUM CORPORATION
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ X ] No fee required.
     [   ] Fee computed on table below per Exchange Act Rules  14a-6(i)(l) and
           0-11.

     (1) Title of each class of securities to which transaction applies:



     (2) Aggregate number of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



     (4) Proposed maximum aggregate value of transaction:



     (5) Total fee paid:



     [ ]Fee paid previously with preliminary materials.

     [ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously Paid:



     (2) Form, Schedule or Registration Statement No.:



     (3) Filing Party:



     (4) Date Filed:

                          ABRAXAS PETROLEUM CORPORATION

                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788





                                 April 25, 2002



Dear Stockholders:

         You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Abraxas Petroleum Corporation to be held on Friday, May 24, 2002, at 9:00 a.m., at the Petroleum Club of San Antonio located at 8620 North New Braunfels, San Antonio, Texas 78217. We hope that you will be able to attend the meeting. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

         Whether or not you expect to attend the Annual Meeting, please mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope.








                        Robert L. G. Watson
                        --------------------------------
                        Chairman of the Board, President
                        and Chief Executive Officer

                          ABRAXAS PETROLEUM CORPORATION
                       500 NORTH LOOP 1604 EAST, SUITE 100
                            SAN ANTONIO, TEXAS 78232
                                 (210) 490-4788

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 2002


To the Stockholders of Abraxas Petroleum Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abraxas Petroleum Corporation ("Abraxas") will be held at the Petroleum Club of San Antonio located at 8620 North New Braunfels, San Antonio, Texas 78217, on Friday, May 24, 2002, at 9:00 A.M., local time, for the following purposes:

         (1) To elect four directors to the Abraxas board of directors for a term of three years. The following four individuals are Abraxas' nominees for election:

                  C. Scott Bartlett, Jr.
                  Ralph F. Cox
                  Frederick M. Pevow, Jr.
                  Joseph A. Wagda

         (2) To approve the appointment of Deloitte & Touche LLP as Abraxas' independent auditors for the year ending December 31, 2002; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.


         We cordially invite you to attend the Annual Meeting in person. To assure your representation at the meeting, however, we urge you to mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

         Whether or not you expect to attend the Annual Meeting, please complete, sign, date and promptly mail your proxy card in the envelope provided. You may revoke your proxy at any time prior to the Annual Meeting, and, if you attend the Annual Meeting, you may vote your shares of Abraxas stock in person.

         The Abraxas board of directors has fixed the close of business on April 22, 2002, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                       By Order of the Board of Directors


                      Stephen T. Wendel
                      SECRETARY

San Antonio, Texas
April 25,  2002

                          ABRAXAS PETROLEUM CORPORATION
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788


                                 PROXY STATEMENT
                             -----------------------

         The board of directors of Abraxas Petroleum Corporation is soliciting proxies to vote shares of common stock at the 2002 Annual Meeting of Stockholders to be held at 9:00 a.m. on May 24, 2002, at the Petroleum Club of San Antonio located at 8620 North New Braunfels, San Antonio, Texas 78217, and at any adjournments thereof. This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about April 25, 2002. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at Abraxas' executive offices, located at the address set forth above.

Record Date; Shares Entitled To Vote; Quorum

         The board of directors has fixed the close of business on April 22, 2002 as the record date for Abraxas stockholders entitled to notice of and to vote at the annual meeting. Holders of common stock are entitled to vote at the annual meeting. As of the record date, there were 29,979,397 shares of Abraxas common stock outstanding, which were held by approximately 1,579 holders of record. Stockholders are entitled to one vote for each share of Abraxas common stock held as of the record date.

         The holders of a majority of the outstanding shares of Abraxas common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting. Abstentions and "non-votes" are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. "Non-votes" occur when a proxy:

     o is returned by a broker or other stockholder who does not have authority to vote;

     o   does not give authority to a proxy to vote; or

     o   withholds authority to vote on one or more proposals.

Votes Required

         The votes required for each of the proposals is as follows:

         Election of Directors. The four nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your abstention will have no effect on the election of directors.

         Appointment of Independent Auditors. The proposal to approve the appointment of Abraxas' independent auditors must receive the affirmative vote of the holders of a majority of the shares of Abraxas common stock represented and voting at the meeting. If you are an Abraxas stockholder and you are present in person or represented by proxy at the meeting and abstain from voting or if you do not instruct your broker on how to vote, it will have no effect on the proposal because holders of shares who have abstained or for which brokers are not able to vote will not be considered voting at the annual meeting and for purposes of approving this proposal.

Voting of Proxies

         Votes cast in person or by proxy at the annual meeting will be tabulated at the annual meeting. All valid, unrevoked proxies will be voted as directed. In the absence of instructions to the contrary, properly executed proxies will be voted in favor of each of the proposals listed in the notice of annual meeting and for the election of the nominees for director set forth herein.

         If any matters other than those addressed on the proxy card are properly presented for action at the annual meeting, the persons named in the proxy will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

How To Vote By Proxy; Revocability of Proxies

         To vote by proxy, you must complete, sign, date and return the enclosed proxy card in the enclosed envelope. Any Abraxas stockholder who delivers a properly executed proxy may revoke the proxy at any time before it is voted. Proxies may be revoked by:

     o delivering a written revocation of the proxy to the Abraxas Secretary before the annual meeting;

     o   signing and returning a later dated proxy to the Abraxas Secretary; or

     o   appearing at the annual meeting and voting in person.

         Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy. An Abraxas stockholder whose shares are held in the name of its broker, bank or other nominee must bring a legal proxy from its broker, bank or other nominee to the meeting in order to vote in person.

Deadline for Voting by Proxy

         In order to be counted, votes cast by proxy must be received by mail prior to the Annual Meeting.

Solicitation of Proxies

         Proxies will be solicited by mail. Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers and employees of Abraxas. Directors, officers and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses. In addition to solicitation by mail, Abraxas will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Abraxas will, upon request, reimburse these brokerage houses, custodians and other persons for their reasonable out-of-pocket expenses in doing so. The cost of solicitation of proxies will be paid by Abraxas.

                                  PROPOSAL ONE

                          Election of Abraxas Directors

         The Articles of Incorporation of Abraxas divide the board of directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders. At this year's meeting, four directors are to be elected for a term of three years, to hold office until the expiration of their terms in 2005 or until successors shall have been elected and shall have qualified. The nominees for Class II directors are C. Scott Bartlett, Jr., Ralph F. Cox, Frederick M. Pevow, Jr., and Joseph A. Wagda. The term of the Class I director (Mr. Burke) expires in 2003 and the term of the Class III directors (Messrs. Watson and Phelps) expires in 2004.

         Assuming the presence of a quorum, the four nominees for director who receive the most votes will be elected. The enclosed form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the election of the nominees for director. Under applicable Nevada law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

         The board of directors recommends a vote "FOR" the election of the nominees to the board of directors.
                                          Directors and Executive Officers

---------------------------------------------------------------------------------------------------------------
Name and Municipality of Residence                   Age  Office                                        Class
---------------------------------------------------------------------------------------------------------------
Robert L. G. Watson,                                      Chairman of the Board, President and Chief
San Antonio, Texas.................................  51   Executive Officer                              III
---------------------------------------------------------------------------------------------------------------
Chris E. Williford,                                       Executive Vice President, Chief Financial
San Antonio, Texas.................................  50   Officer and Treasurer                          --
---------------------------------------------------------------------------------------------------------------
Robert W. Carington, Jr.,
San Antonio, Texas.................................  40   Executive Vice President                       --
---------------------------------------------------------------------------------------------------------------
C. Scott  Bartlett, Jr.,
Montclair, New Jersey..............................  68   Director                                        II
---------------------------------------------------------------------------------------------------------------
Franklin A. Burke,
Doyleston, Pennsylvania............................  68   Director                                        I
---------------------------------------------------------------------------------------------------------------
Ralph F. Cox,
Ft. Worth, Texas...................................  69   Director                                        II
---------------------------------------------------------------------------------------------------------------
Frederick M. Pevow, Jr.,
Houston, Texas.....................................  39   Director                                        II
---------------------------------------------------------------------------------------------------------------
James C. Phelps,
San Antonio, Texas.................................  79   Director                                       III
---------------------------------------------------------------------------------------------------------------
Joseph A. Wagda,
Danville, California...............................  58   Director                                        II
---------------------------------------------------------------------------------------------------------------


         Robert L. G. Watson has served as Chairman of the Board, President, Chief Executive Officer and a director of Abraxas since 1977. Since May 1996, Mr. Watson has also served as Chairman of the Board and a director of Grey Wolf Exploration, Inc., a wholly-owned Canadian subsidiary of Abraxas. In November 1996, Mr. Watson was elected Chairman of the Board, President and as a director of Canadian Abraxas, a wholly-owned Canadian subsidiary of Abraxas. Prior to joining Abraxas, Mr. Watson was employed in various petroleum engineering positions with Tesoro Petroleum Corporation, a crude oil and natural gas exploration and production company, from 1972 through 1977, and DeGolyer and MacNaughton, an independent petroleum engineering firm, from 1970 to 1972. Mr. Watson received a Bachelor of Science degree in Mechanical Engineering from Southern Methodist University in 1972 and a Master of Business Administration degree from the University of Texas at San Antonio in 1974.

         Chris E. Williford was elected Vice President, Treasurer and Chief Financial Officer of Abraxas in January 1993, and as Executive Vice President and a director of Abraxas in May 1993. In November 1996, Mr. Williford was elected Vice President and Assistant Secretary of Canadian Abraxas. In December 1999, Mr. Williford resigned as a director of Abraxas. Prior to joining Abraxas, Mr. Williford was Chief Financial Officer of American Natural Energy Corporation, a crude oil and natural gas exploration and production company, from July 1989 to December 1992 and President of Clark Resources Corp., a crude oil and natural gas exploration and production company, from January 1987 to May 1989. Mr. Williford received a Bachelor of Science degree in Business Administration from Pittsburgh State University in 1973.

         Robert W. Carington, Jr. was elected Executive Vice President and a director of Abraxas in July 1998. In December 1999, Mr. Carington resigned as a director of Abraxas. Prior to joining Abraxas, Mr. Carington was a Managing Director with Jefferies & Company, Inc. Prior to joining Jefferies & Company, Inc. in January 1993, Mr. Carington was a Vice President at Howard, Weil, Labouisse, Friedrichs, Inc. Prior to joining Howard, Weil, Labouisse, Friedrichs, Inc., Mr. Carington was a petroleum engineer with Unocal Corporation from 1983 to 1990.

         C. Scott Bartlett Jr., a director of Abraxas since December 1999, has over forty years of commercial banking experience, the most recent being with National Westminster Bank USA, rising to the position of Executive Vice President, Senior Lending Officer and Chairman of the Credit Policy Committee. Mr. Bartlett currently serves on the boards of NVR, Inc. and Janus Hotels and Resorts, Inc. and is active in securities arbitration. Mr. Bartlett attended Princeton University, and has a certificate in Advanced Management from Pennsylvania State University.

         Franklin A. Burke, a director of Abraxas since June 1992, has served as President and Treasurer of Venture Securities Corporation since 1971, where he is in charge of research and portfolio management. He has also been a general partner and director of Burke, Lawton, Brewer & Burke, a securities brokerage firm, since 1964, where he is responsible for research and portfolio management. Mr. Burke also serves as a director of Suburban Community Bank in Chalfont, Pennsylvania. Mr. Burke received a Bachelor of Science degree in Finance from Kansas State University in 1955, a Master's degree in Finance from University of Colorado in 1960 and studied at the graduate level at the London School of Economics from 1962 to 1963.

         Ralph F. Cox, a director of Abraxas since December 1999, has over 45 years of oil and gas industry experience, over thirty of which was with Arco. Mr. Cox retired from Arco in 1985 after having become Vice Chairman. Mr. Cox then joined what is now Union Pacific Resources, retiring in 1989 as President and Chief Operating Officer. Mr. Cox then joined Greenhill Petroleum Corporation as President until leaving in 1994 to pursue his consulting business. Mr. Cox has in the past and continues to serve on many boards including CH2M Hill Companies, Waste Management and Fidelity Investments. Mr. Cox earned Petroleum and Mechanical Engineering degrees from Texas A&M University with advanced studies at Emory University.

         Frederick M. Pevow, Jr., a director of Abraxas since December 1999, has almost fifteen years of investment banking experience with firms such as Smith Barney, Dillon Read, Salomon Smith Barney, and most recently CIBC World Markets where he was Managing Director and headed the worldwide Investment Banking practice covering the oilfield services and equipment industries. Mr. Pevow currently pursues capital market transactions through Pevow & Associates, a boutique investment and merchant-banking firm. Mr. Pevow holds an undergraduate degree from the University of Texas with further studies at Rice University.

         James C. Phelps, a director of Abraxas since December 1983, has been a consultant to crude oil and natural gas exploration and production companies such as Panhandle Producing Company and Tesoro Petroleum Corporation since April 1981. Mr. Phelps has served as a director of Grey Wolf since January 1996. From April 1995 to May 1996, Mr. Phelps served as Chairman of the Board and Chief Executive Officer of Grey Wolf, and from January 1996 to May 1996, he served as President of Grey Wolf. From March 1983 to September 1984, he served as President of Osborn Heirs Company, a privately owned crude oil exploration and production company based in San Antonio. Mr. Phelps was President and Chief Operating Officer of Tesoro Petroleum Corporation from 1971 to 1981 and prior to that was Senior Vice President and Assistant to the President of Continental Oil Company. He received a Bachelor of Science degree in Industrial Engineering and a Master of Science degree in Industrial Engineering from Oklahoma State University.

         Joseph A. Wagda, a director of Abraxas since December 1999, has had a varied twenty-five year career involving the financial and legal aspects of private and corporate business transactions. Currently Mr. Wagda is Chairman, Chief Executive Officer and a director of BrightStar Information Technology Group, Inc., and is also an attorney and president of Altamont Capital Management, Inc. Mr. Wagda's business expertise emphasizes special situation consulting and investing, including involvement in distressed investments and venture capital opportunities. Previously, Mr. Wagda was a senior managing director and co-founder of the Price Waterhouse corporate finance practice. He also served with the finance staff of Chevron Corporation and in the general counsel's office at Ford Motor Company. Mr. Wagda received an undergraduate degree from Fordham College, a Masters of Business Administration, with distinction, from the Johnson Graduate School of Management, Cornell University, and a JD, with honors, from Rutgers University.

Information Concerning Directors

         During the fiscal year ended December 31, 2001, the Abraxas board of directors held eleven meetings. All directors attended each meeting. During 2001, Abraxas' directors other than Mr. Watson received compensation for service to Abraxas as a director. See "--Compensation Summary--Compensation of Directors" beginning on page 12. Directors also received reimbursement of travel expenses to attend meetings of the board of directors.

Committees of the Board of Directors

         The Audit Committee of the Abraxas board of directors, which consists of Messrs. Bartlett, Burke, Phelps, and Wagda, met two times during 2001. The functions of the Audit Committee are to recommend the appointment of Abraxas' independent auditors, to review the arrangements for and the scope of the annual audit and to review internal accounting controls.

         The Compensation Committee of the board of directors, which consists of Messrs. Phelps, Cox and Pevow, met three times during 2001. The functions of the Compensation Committee are to review and make recommendations concerning the compensation of Abraxas' executive and non-executive officers. The Compensation Committee also administers Abraxas' 1984 Incentive Stock Option Plan, 1984 Nonqualified Stock Option Plan, 1993 Key Contributor Stock Option Plan, and 1994 Long Term Incentive Plan.

         The board of directors has not had a standing Nominating Committee since 1999.

                 SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS, NOMINEES AND OFFICERS

         Based upon information received from the persons concerned, each person known to Abraxas to be the beneficial owner of more than five percent of the outstanding shares of Common Stock of Abraxas, each director and nominee for director, each of the named executive officers and all directors and officers of Abraxas as a group, owned beneficially as of March 31, 2002, the number and percentage of outstanding shares of Common Stock of Abraxas indicated in the following table:

---------------------------------------------------------- -------------------------- -------------------
Name and Address of Beneficial Owner                            Number of Shares (1)    Percentage (%)
---------------------------------------------------------- -------------------------- -------------------
Longwood Investment Advisors, Inc.                                     2,045,700             6.82
Three Radnor Corp. Center
1000 Matsonford Road, Suite 300
Radnor, PA 19087
---------------------------------------------------------- -------------------------- -------------------
Robert L. G. Watson                                                      891,783 (2)         2.9
---------------------------------------------------------- -------------------------- -------------------
Franklin A. Burke                                                      1,350,480 (3)         4.5
---------------------------------------------------------- -------------------------- -------------------
James C. Phelps                                                          543,480 (4)         1.8
---------------------------------------------------------- -------------------------- -------------------
Chris E. Williford                                                       188,003 (5)          *
---------------------------------------------------------- -------------------------- -------------------
Lee T. Billingsley                                                       137,425 (6)          *
---------------------------------------------------------- -------------------------- -------------------
Robert W. Carington, Jr.                                                 353,340 (7)         1.2
---------------------------------------------------------- -------------------------- -------------------
William H. Wallace                                                        41,775 (8)          *
---------------------------------------------------------- -------------------------- -------------------
C. Scott Bartlett, Jr.                                                    62,000 (9)          *
---------------------------------------------------------- -------------------------- -------------------
Ralph F. Cox                                                             310,000 (9)         1.0
---------------------------------------------------------- -------------------------- -------------------
Frederick M. Pevow, Jr.                                                   50,000 (9)          *
---------------------------------------------------------- -------------------------- -------------------
Joseph A. Wagda                                                           50,000 (9)          *
---------------------------------------------------------- -------------------------- -------------------
All Officers and Directors as a Group (11 persons)                         3,978,286         12.8
                                                            (2)(3)(4)(5)(6)(7)(8)(9)
---------------------------------------------------------- -------------------------- -------------------

    *  Less than 1%
(1) Unless otherwise indicated, all shares are held directly with sole voting and investment power.
(2) Includes 41,353 shares issuable upon exercise of options granted pursuant to Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan, 439,794 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan and 300 shares in a retirement account. Does not include a total of 75,880 shares owned by the Robert L. G. Watson, Jr. Trust and the Carey B. Watson Trust, the trustees of which are Mr. Watson's brothers and the beneficiaries of which are Mr. Watson's children. Mr. Watson disclaims beneficial ownership of the shares owned by these trusts.
(3) Includes 8,900 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1984 Non-Qualified Stock Option Plan and 25,300 shares issuable upon exercise of options granted pursuant to the Amended and Restated Director Stock Option Plan (the "Director Option Plan").
(4) Includes 340,000 shares owned by Marie Phelps, Mr. Phelps' wife, 88,762 shares owned by JMRR LP, 2,000 shares issuable upon exercise of options granted pursuant to an option agreement, 21,250 shares issuable upon exercise of options granted pursuant to the Director Option Plan, and 8,231 shares issuable upon exercise of a stock option agreement with Abraxas.
(5) Includes 1,786 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan, 18,214 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan and 145,000 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.
(6) Includes 62,250 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan and 5,000 shares in a retirement account.
(7) Includes 255,000 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.
(8) Includes 36,750 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan.
(9) Includes 50,000 shares issuable upon exercise of certain options agreements.

Executive Compensation

         Compensation Committee Report on Executive Compensation

         The Compensation Committee is composed entirely of directors who are not employees of Abraxas. The Committee is responsible for establishing and administering the compensation levels for Abraxas' executive and non-executive officers. The members of the Compensation Committee believe that the ability to attract and retain qualified executive and non-executive officers and provide appropriate incentives to Abraxas' executive and non-executive officers is essential to the long-term success of Abraxas.

         In determining executive compensation, the Committee reviews the compensation programs, pay levels and business results of Abraxas as compared to those crude oil and natural gas exploration and production companies included in the William M. Mercer 2001 Energy Compensation Survey.

 Compensation Philosophy and Objectives

         The philosophy underlying the development and administration of Abraxas' annual and long-term compensation plans is to align the interests of management with those of Abraxas' stockholders. Key elements of this philosophy are:

         o Establishing compensation plans that deliver base salaries which are competitive with the companies included in the Mercer Survey, within Abraxas' budgetary constraints and commensurate with Abraxas' performance as measured by operating, financial and strategic objectives.

         o Providing equity-based incentives for executive and non-executive officers to ensure that they are motivated over the long-term to respond to Abraxas' business challenges and opportunities as owners rather than just as employees.

         o Rewarding executive and non-executive officers for outstanding performance particularly where such performance is reflected by an increase in the value of Abraxas common stock.

         The compensation currently paid to Abraxas' executive and non-executive officers consists of base salary, various employee benefits (including medical and life insurance and 401(k) plan benefits generally available to all employees of Abraxas), annual cash bonuses and grants of stock options and awards under Abraxas' 1994 Long Term Incentive Plan (the "LTIP").

Elements of the Executive Compensation Program

         Base Salaries. The Committee believes that Abraxas' base salary levels for executive officers are consistent with the practices of the companies included in the Mercer Survey. Increases in base salary levels from time to time are designed to reflect competitive practices in the industry, Abraxas' financial performance and individual performance of the officer.

         In the first quarter of each year, the Chief Executive Officer submits to the Committee recommendations for salary adjustments based upon his subjective evaluation of individual performance and his subjective judgment regarding setting each executive and non-executive officer's salary within Abraxas' salary range. This range is set by reference to the salaries paid by the companies included in the Mercer Survey while remaining within Abraxas' budgetary constraints. The companies included in the Mercer Survey are used to compare Abraxas' salary structure to that of other companies that compete with Abraxas for executives but without targeting salaries to be higher, lower or approximately the same as those of the companies included in the Mercer Survey. The Committee does not consider the performance of any of the companies included in the Mercer Survey in setting Abraxas' salary structure.

         Annual Cash Bonuses. In 1994, the board of directors adopted an annual cash bonus plan which established certain criteria for the payment of annual cash bonuses to all officers of Abraxas at or above the Vice President level.

The plan was amended in 1997 and again in 1999. Under the plan as amended, each participant is given an annual bonus opportunity based on the achievement of certain goals. For Messrs. Watson, Williford and Carington, the base bonus could be as high as 35% of base salary if all goals are attained. For Messrs. Wallace and Dr. Billingsley, the bonus could be as high as 25% of base salary if all goals are attained. The amount of the bonuses to be paid to Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley, if any, will be based upon attaining goals set by the board of directors after assessing the recommendations of management for EBIDTA, General and Administrative expenses, Reserve Replacement percentage, and Finding Costs, with each factor being weighted equally in the calculation. If all performance goals are met or exceeded, additional bonuses of up to 25% of base salary can be earned by each participant. The board has the prerogative to adjust the bonus earned by any participant, including Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley, to take into account extraordinary factors not contemplated by the bonus plan when the impact of such contributions or factors cannot be adequately reflected by the bonus determined under the methodology described above. In 2001, the goal for General and Administrative expense was met and the following bonuses were paid:

                               Name                              Bonus Amount

           Robert L.G. Watson...............................        $27,388
           Chris E. Williford...............................         16,433
           Robert W. Carington, Jr..........................         21,910
           Lee T. Billingsley...............................         10,331
           William H. Wallace...............................         10,331

         Long-Term Incentives. In 1994, the board adopted the LTIP in order to compensate executive and non-executive officers and employees who contribute significantly to the operation of Abraxas. In 1997 and 1998, the board amended the LTIP in order to increase the number of shares of common stock which may be issued thereunder to an aggregate of 1,550,000 shares. In 2000, the board adopted the 2000 Long Term Incentive Plan. In 2001, the board amended the LTIP in order to increase the number of shares of common stock which may be issued thereunder to an aggregate of 5,000,000 shares and terminated the 2000 Long Term Incentive Plan. The LTIP makes available to the Committee a number of incentive devices such as incentive stock options and non-qualified stock options, stock appreciation rights, restricted stock, performance units, performance shares and dividend units. The Committee adopts administrative guidelines from time to time which define specific eligibility criteria, the types of awards to be employed and the value of such awards. Specific terms of each award, including minimum performance criteria which must be met to receive payment, are provided in individual award agreements granted to each award recipient. Award agreements also contain change in control provisions. Option holdings and previous awards are not taken into account.

         The board believes that the LTIP has given Abraxas the flexibility to structure awards to meet Abraxas' business needs. In making long-term incentive awards under the LTIP, the Committee seeks to ensure that the total compensation package, including cash compensation, is competitive with the compensation paid by the companies included in the Mercer Survey, yet substantially contingent upon the conclusion of individual and corporate efforts to produce attractive long-term returns to Abraxas stockholders.

         CEO Compensation. Mr. Watson's salary in 2001 was based on the Committee's evaluation of his performance and Abraxas' performance, after reviewing competitive salary data from the companies included in the Mercer Survey and Abraxas' budgetary constraints. The Committee's determination of Mr. Watson's total salary was based upon the salaries paid to chief executive officers of the companies included in the Mercer Survey and the salary structure of Abraxas.

         Policy on Deductibility of Compensation. In 1993, the federal tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax law, the performance measures must be approved by the stockholders. Since Abraxas does not anticipate that the compensation for any executive officer will exceed the $1 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. Compensation Committee will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

         This report is submitted by the members of the Compensation Committee:

                                       James C. Phelps, Chairman
                                       Ralph F. Cox
                                       Frederick M. Pevow, Jr.

Compensation Summary

         The following table sets forth a summary of compensation for the fiscal years ended December 31, 1999, 2000, and 2001 paid by Abraxas to Robert L.G. Watson, Abraxas' Chairman of the Board, President and Chief Executive Officer, Chris E. Williford, Abraxas' Executive Vice President, Chief Financial Officer and Treasurer, Robert W. Carington, Jr., Abraxas' Executive Vice President, Lee
T. Billingsley, Abraxas' Vice President--Exploration, and to William H. Wallace, Abraxas' Vice President--Operations.

                                          Summary Compensation Table
                                                                                                      Long Term
                                                                                                    Compensation
                                                                                                      Awards -
                                                                                                     Securities
                                                                                                 Underlying Options
        Name and Principal Position                   Year             Salary($)        Bonus($)         (#)
                                                      ----             ---------        --------
                                                                Annual Compensation
        -------------------------------------------------------------------------------------------------------------
        Robert  L. G. Watson,                         1999              $259,615         $43,750            4,688(1)
        Chairman of the Board,                        2000              $259,615         $29,175          962,562(2)
        President and Chief                           2001              $259,615         $27,388              60,000
        Executive Officer
        -------------------------------------------------------------------------------------------------------------
        Chris E. Williford,                           1999              $155,769         $26,250                   0
        Executive Vice President,                     2000              $155,769         $17,505          392,701(2)
        Chief Financial Officer                       2001              $155,769         $16,433              20,000
        and Treasurer
        -------------------------------------------------------------------------------------------------------------
        Robert  W. Carington, Jr.,                    1999              $207,629         $35,000                   0
        Executive Vice President                      2000              $207,629         $23,340          549,456(2)
                                                      2001              $207,629         $21,910              20,000
        -------------------------------------------------------------------------------------------------------------
        Lee T. Billingsley                            1999              $124,615         $22,500              30,000
        Vice President--                              2000              $134,077         $22,004           97,972(2)
        Exploration                                   2001              $147,327         $10,331              15,000
        -------------------------------------------------------------------------------------------------------------
        William H. Wallace,                           1999              $109,440         $13,750              30,000
        Vice President--                              2000              $131,577          $9,425           97,972(2)
        Operations                                    2001              $147,327         $10,331              15,000
        -------------------------------------------------------------------------------------------------------------

(1) On January 7, 1999, Mr. Watson was granted options to purchase 4,688 Grey Wolf common shares at an exercise price of C$3.20 per share. Pursuant to the Grey Wolf exchange offer consummated in September 2001, such options were exchanged for options to purchase 2,812 shares of Abraxas common stock at $3.39 per share.

(2) In March 2002, each named officer voluntarily forfeited a substantial number of options to purchase Abraxas common stock, which were issued in 2000. The exercise price for the forfeited options was $5.03 per share, and the named officers each forfeited the following number of options: Mr. Watson - 842,562; Mr. Williford - 352,701; Mr. Carington - 509,456; Mr. Billingsley - 97,972; Mr. Wallace - 97,972. See note (1) to the Option Exercises table on page 10.

         Grants of Stock Options and Stock Appreciation Rights During the Fiscal Year Ended December 31, 2001

         Pursuant to the Abraxas Petroleum Corporation 1984 Incentive Stock Option Plan (the "ISO Plan"), the Abraxas Petroleum Corporation 1993 Key Contributor Stock Option Plan (the "1993 Plan"), and the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan (the "LTIP"), Abraxas grants to its employees and officers (including its directors who are also employees) incentive stock options and non-qualified stock options. The ISO Plan, the 1993 Plan, and the LTIP are administered by the Compensation Committee which, based upon the recommendation of the Chief Executive Officer, determines the number of shares subject to each option.

         The table below contains certain information concerning stock options granted to Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley during 2001:

                                               Option Grants in Fiscal Year
   Name                                                                                           Potential Realizable
                                         Number of                                                  Value at Assumed
                                        Securities                      Exercise                  Annual Rates of Stock
                                        Underlying     % of Total       Price Per                 Price Appreciation
                                         Options         Options          Share                           for
                                         granted        Granted to     (Price at   Expiration         Option Term
                                           (1)          Employees        Grant)       Date         5%            10%
   ------------------------------------------------------------------------------------------------------------------
   Robert L.G. Watson.........            60,000          14.79          $4.83       3/23/11    $182,400   $462,000
   ------------------------------------------------------------------------------------------------------------------
   Chris E. Williford.........            20,000           4.93          $4.83       3/23/11    $60,800    $154,000
   ------------------------------------------------------------------------------------------------------------------
   Robert W. Carington, Jr....            20,000           4.93          $4.83       3/23/11    $60,800    $154,000
   ------------------------------------------------------------------------------------------------------------------
   Lee T. Billingsley.........            15,000           3.70          $4.83       3/23/11    $45,600    $115,500
   ------------------------------------------------------------------------------------------------------------------
   William H. Wallace.........            15,000           3.70          $4.83       3/23/11    $45,600    $115,500
   ------------------------------------------------------------------------------------------------------------------

(1) One-fourth of the options become exercisable on each of the first four anniversaries of the date of grant.

         Aggregated Option Exercises in Fiscal 2000 and Fiscal Year End Option Values

         The table below contains certain information concerning exercises of stock options during the fiscal year ended December 31, 2001, by Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley and the fiscal year end value of unexercised options held by Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley.

                                        Option Exercises in Fiscal Year
Name                                                          Number of Unexercised        Value of Unexercisable
                                      Shares      Value     Options on December 31,     In-the-Money Options on
                                    Acquired By  Realized           2001(#)              December 31, 2001 ($)
                                    Exercise(#)    ($)    Exercisable/Unexercisable(1)  Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------------
Robert L. G. Watson..........            0          0          675,075 / 1,483,125                 0/0
----------------------------------------------------------------------------------------------------------------
Chris E. Williford...........            0          0          248,175 /   567,701                 0/0
----------------------------------------------------------------------------------------------------------------
Robert W. Carington, Jr......            0          0          377,364 /   889,456                 0/0
----------------------------------------------------------------------------------------------------------------
Lee T. Billingsley...........            0          0           82,993 /   200,972                 0/0
----------------------------------------------------------------------------------------------------------------
William H. Wallace...........            0          0           56,868 /   163,472                 0/0
----------------------------------------------------------------------------------------------------------------

1) In March 2002, a significant number of stock options granted in 2000 were voluntarily forfeited by the named officers. All forfeited options had an exercise price in excess of the market price on the date of forfeiture. Such forfeitures reduce the total number of exercisable/unexercisable options held by each named officer as follows: Mr. Watson--464,435/851,203; Mr. Williford - 160,000/303,175;
         Mr. Carington - 250,000/507,364;  Mr. Billingsley - 58,500/127,493; Mr.
         Wallace - 32,375/89,993.

         Employment Agreements

         Abraxas has entered into employment agreements with each of Messrs. Watson, Williford, Carington and Wallace and with Dr. Billingsley pursuant to which each of Messrs. Watson, Williford, Carington and Wallace and Dr. Billingsley will receive compensation as determined from time to time by the board in its sole discretion.

         The employment agreements for Messrs. Watson, Williford, and Carington are scheduled to terminate on December 21, 2002, and shall be automatically extended for additional one-year terms unless Abraxas gives the officer 120 days notice prior to the expiration of the original term or any extension thereof of its intention not to renew the employment agreement. If, during the term of the employment agreements for each of such officers, the officer's employment is terminated by Abraxas other than for cause or disability, by the officer other than by reason of such officer's death or retirement, or by the officer, for "good reason" (as defined in each officer's respective employment agreement), then such officer will be entitled to receive a lump sum payment equal to the greater of (a) his annual base salary for the last full year during which he was employed by Abraxas or (b) his annual base salary for the remainder of the term of each of their respective employment agreements.

         If a change of control occurs during the term of the employment agreement for Mr. Watson, Mr. Williford or Mr. Carington, and if subsequent to such change of control, such officer's employment is terminated by Abraxas other than for cause or disability, by reason of the officer's death or retirement or by such officer, for good reason, then such officer will be entitled to the following, as applicable:

         Mr. Watson

         (1) if such termination occurs prior to the end of the first year of the initial term of his employment agreement, a lump sum payment equal to five times his annual base salary;

         (2) if such termination occurs after the end of the first year of the initial term of his employment agreement but prior to the end of the second year of the initial term of his employment agreement, a lump sum payment equal to four times his annual base salary;

         (3) if such termination occurs after the end of the second year of the initial term of his employment agreement but prior to the end of the third year of the initial term of his employment agreement, a lump sum payment equal to three times his annual base salary; and

         (4) if such termination occurs after the end of the third year of the initial term of his employment agreement a lump sum payment equal to 2.99 times his annual base salary.

         Mr. Williford or Mr. Carington:
         ------------------------------

         (1) if such termination occurs prior to the end of the first year of the initial term of the officer's employment agreement, a lump sum payment equal to four times the officer's annual base salary;

         (2) if such termination occurs after the end of the first year of the initial term of the officer's employment agreement but prior to the end of the second year of the initial term of the employment agreement, a lump sum payment equal to three times the officer's annual base salary; and

         (3) if such termination occurs after the end of the second year of the initial term of the officer's employment agreement, a lump sum payment equal to 2.99 times the officer's annual base salary.

         Abraxas has entered into employment agreements with Mr. Wallace and Dr. Billingsley pursuant to which each of Mr. Wallace and Dr. Billingsley will receive compensation as determined from time to time by the board in its sole discretion. The employment agreements, originally scheduled to terminate on December 31, 1998 for Dr. Billingsley and December 31, 2000 for Mr. Wallace, were automatically extended and will terminate on December 31, 2002, and may be automatically extended for an additional year if by December 1 of the prior year neither Abraxas nor Mr. Wallace or Dr. Billingsley, as the case may be, has given notice to the contrary. Except in the event of a change in control, at all times during the term of the employment agreements, each of Mr. Wallace's and Dr. Billingsley's employment is at will and may be terminated by Abraxas for any reason without notice or cause. If a change in control occurs during the term of the employment agreement or any extension thereof, the expiration date of Mr. Wallace's and Dr. Billingsley's employment agreement is automatically extended to a date no earlier than three years following the effective date of such change in control. If, following a change in control, either Mr. Wallace's or Dr. Billingsley's employment is terminated other than for Cause (as defined in each of the employment agreements) or Disability (as defined in each of the

Employment Agreements), by reason of Mr. Wallace's or Dr. Billingsley's death or retirement or by Mr. Wallace or Dr. Billingsley, as the case may be, for Good Reason (as defined in each of the employment agreements), then the terminated officer will be entitled to receive a lump sum payment equal to three times his annual base salary.

         If any lump sum payment to Messrs. Watson, Williford, Carington, Wallace or Dr. Billingsley would individually or together with any other amounts paid or payable constitute an "excess parachute payment" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations there under, the amounts to be paid will be increased so that Messrs. Watson, Williford, Carington, Wallace or Dr. Billingsley, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

         Compensation Committee Interlocks and Insider Participation

         In January 1996, Abraxas invested $3.0 million in Grey Wolf Exploration Ltd., a privately held Canadian corporation, which, in turn, invested these proceeds in newly-issued shares of Cascade Oil & Gas, Ltd., an Alberta-based corporation whose common shares were traded on The Alberta Stock Exchange. In November 1997, Grey Wolf Ltd. merged with Cascade, which later changed its name to Grey Wolf Exploration Inc. and in 2001 became a wholly-owned subsidiary of Abraxas. Grey Wolf manages the operations of Canadian Abraxas pursuant to a management agreement between Canadian Abraxas and Grey Wolf. Under the management agreement, Canadian Abraxas reimburses Grey Wolf for reasonable costs or expenses attributable to Canadian Abraxas and for administrative expenses based upon the percentage that Canadian Abraxas' gross revenue bears to the total gross revenue of Canadian Abraxas and Grey Wolf.

         Mr. Phelps, a member of the Compensation Committee of the Abraxas board of directors during 2001, served as a director of Grey Wolf during 2001. Mr. Phelps served as Chief Executive Officer of Grey Wolf Ltd. from April 1995 to May 1996 and as President of Cascade from January 1996 to May 1996. Mr. Phelps also served as a director of Grey Wolf Ltd. until 1997 when Grey Wolf Ltd. was merged into Cascade. Mr. Phelps has served as a director of Grey Wolf and its predecessor, Cascade, since 1997.

         Mr. Watson, Abraxas' President, Chief Executive Officer and Chairman of the Board, served as Chairman of the board, Chief Executive Officer and a director of Grey Wolf during 2001.

         Compensation of Directors

         Non-Qualified Stock Option Plan. Messrs. Burke and Phelps have previously been granted options to purchase 8,900 shares of common stock under the Abraxas 1984 Non-Qualified Stock Option Plan (the "Non-Qualified Plan"). There are currently outstanding options to purchase 8,900 shares of Abraxas common stock under the Non-Qualified Plan. Mr. Burke holds an option to purchase 8,900 Abraxas shares of common stock at an exercise price of $2.06 per share.

         Stock Options. In 1999, each of Messrs. Bartlett, Cox, Pevow and Wagda were each granted options to purchase 75,000 shares of common stock at an exercise price of $0.98 per share.

         Other Compensation. During 2001, each director who was not an employee of Abraxas or its affiliates, received an annual fee of $8,000 plus $1,000 for each board meeting attended and $500 for each committee meeting attended. Aggregate fees paid to directors in 2001 were $122,000. Except for the foregoing, the directors of Abraxas received no other compensation for services as directors, except for reimbursement of travel expenses to attend board meetings.

         Report on Repricing of Options

         On March 25, 1999, the board of directors approved a plan pursuant to which the price of each outstanding stock option granted to employees and directors of Abraxas with an exercise price greater than $2.06 per share was reduced to $2.06 per share. However, all options repriced for Messrs. Watson, Williford, and Carington were not exercisable until Abraxas' common stock closed daily trading at a price greater than or equal to $4.12 per share for 10 days out of any 30 day trading period. This threshold was satisfied on January 4, 2001.

         On March 25, 1998, the board of directors approved a plan pursuant to which the price of each outstanding stock option granted to employees and directors of Abraxas with an exercise price greater than $7.44 per share was reduced to $7.44 per share.

         On March 7, 1996, the Committee approved a plan pursuant to which the exercise price of each outstanding stock option granted to employees of Abraxas prior to January 1, 1996, including options granted to Messrs. Watson, Williford and Wendel, were reduced to $6.75 per share.

         The Committee believed that repricing the existing options was in the best interests of Abraxas and its stockholders. In the view of the Committee, the decline of the market price of the Abraxas common stock substantially impaired the effectiveness of the existing options as a means of attracting and retaining qualified executive and non-executive officers and providing appropriate incentives to the Abraxas executive and non-executive officers. In addition, the Committee believed that a significant portion of the decline in the market price was the result of market factors that affected the stocks of the companies included in the Mercer Survey.

         The following table sets forth certain information concerning repricing of stock options held by any current executive officer during the period commencing on May 7, 1991 (the date on which Abraxas became a reporting company pursuant to the Securities Exchange Act of 1934, as amended), and ending on December 31, 2001.

                                            Option Repricing Table
                           Number of Securities Underlying Options Repriced or Amended
                                                                                                    Length of
                                                                  Market                            Original
                                                                   Price     Exercise                Option
                                                                of Stock at  Price at                 Term
                                                                  Time of     Time of             Remaining at
                                                                 Repricing   Repricing     New       Date of
                              Date of                               or          or      Exercise  Repricing or
           Name              Repricing      Old         New      Amendment   Amendment    Price     Amendment
----------------------------------------------------------------------------------------------------------------
Robert L.G. Watson,            03/07/96      60,000      60,000       $6.75       $9.50     $6.75        95 Mos
Chairman of the                03/25/98     100,000     100,000       $7.44       $7.50     $7.44       104 Mos
Board, President               03/25/98     100,000     100,000       $7.44      $10.75     $7.44       108 Mos
and Chief                      03/25/98     100,000     100,000       $7.44      $14.38     $7.44       116 Mos
Executive Officer              03/25/99      60,000      60,000       $2.06       $6.75     $2.06        71 Mos
                               03/25/99      40,000      40,000       $2.06       $5.00     $2.06        84 Mos
                               03/25/99     100,000     100,000       $2.06       $7.44     $2.06        92 Mos
                               03/25/99     100,000     100,000       $2.06       $7.44     $2.06        96 Mos
                               03/25/99     100,000     100,000       $2.06       $7.44     $2.06       105 Mos
                               03/25/99      40,000      40,000       $2.06       $5.56     $2.06       116 Mos
----------------------------------------------------------------------------------------------------------------
Chris E. Williford,            03/07/96       6,252       6,252       $6.75       $7.50     $6.75        75 Mos
Executive Vice                 03/07/96      13,748      13,748       $6.75       $9.75     $6.75        76 Mos
President, Chief               03/07/96      20,000      20,000       $6.75       $9.50     $6.75        95 Mos
Financial Officer              03/25/98      20,000      20,000       $7.44       $7.50     $7.44       104 Mos
and Treasurer                  03/25/98      40,000      40,000       $7.44      $10.75     $7.44       108 Mos
                               03/25/98       5,000      45,000       $7.44      $14.38     $7.44       116 Mos
                               03/25/99      20,000      20,000       $2.06       $6.75     $2.06        51 Mos
                               03/25/99      20,000      20,000       $2.06       $6.75     $2.06        71 Mos
                               03/25/99      20,000      20,000       $2.06       $5.00     $2.06        84 Mos
                               03/25/99      20,000      20,000       $2.06       $7.44     $2.06        92 Mos
                               03/25/99      40,000      40,000       $2.06       $7.44     $2.06        96 Mos
                               03/25/99      15,000      15,000       $2.06       $7.44     $2.06       105 Mos
                               03/25/99      20,000      20,000       $2.06       $5.56     $2.06       116 Mos


                                       13

----------------------------------------------------------------------------------------------------------------
Robert  W.                     03/25/99     300,000     300,000       $2.06       $8.75     $2.06       110 Mos
Carington, Jr.,                03/25/99      20,000      20,000       $2.06       $5.56     $2.06       114 Mos
Executive Vice
President
----------------------------------------------------------------------------------------------------------------
Lee T. Billingsley,            03/25/99      50,000      50,000       $2.06       $8.75     $2.06       115 Mos
Vice President--               03/25/99       8,000       8,000       $2.06       $5.56     $2.06       116 Mos
Exploration
----------------------------------------------------------------------------------------------------------------
William H.                     03/25/99       2,000       2,000       $2.06       $6.25     $2.06        82 Mos
Wallace,                       03/25/99       2,000       2,000       $2.06       $5.00     $2.06        84 Mos
Vice President--               03/25/99       4,000       4,000       $2.06       $7.44     $2.06        92 Mos
Production                     03/25/99       2,500       2,500       $2.06       $7.44     $2.06       106 Mos
                               03/25/99      10,000      10,000       $2.06       $5.56     $2.06       116 Mos
----------------------------------------------------------------------------------------------------------------

         This report is submitted by the members of the Committee:

                  James C. Phelps, Chairman
                  Ralph F. Cox
                  Frederick M. Pevow, Jr.

         Section 16(a) Compliance

         Section 16(a) of the Exchange Act requires Abraxas' directors and executive officers and persons who own more than 10% of a registered class of Abraxas equity securities to file with the Securities and Exchange Commission and the AMEX initial reports of ownership and reports of changes in ownership of Abraxas common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, the Company believes that all its directors and executive officers during 2001 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Mr. James C. Phelps failed to timely report one transaction on a Form 4, which was filed late.

         Performance Graph

         Set forth below is a performance graph comparing yearly cumulative total stockholder return on the Abraxas common stock with (a) the monthly index of stocks included in the Standard and Poor's 500 Index and (b) the CIBC World Markets Index (the "CIBC Index") of stocks of crude oil and natural gas exploration and production companies with a market capitalization of less than $300 million (the "Comparable Companies"). The Comparable Companies are: Adams Resources & Energy, Inc.; Basin Exploration, Inc.; Callon Petroleum Company; Columbus Energy Corporation; Goodrich Petroleum Corporation; Howell Corporation; Key Production Company, Inc.; Magnum Hunter Resources, Inc.; Maynard Oil Company; The Meridian Resource Corporation; PetroCorp Incorporated; Plains Resources, Inc.; Prima Energy Corporation; Unit Corporation; Venus Exploration, Inc.; and Wiser Oil Company.

         All of these cumulative total returns are computed assuming the value of the investment in Abraxas common stock and each index as $100.00 on December 31, 1996, and the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The years compared are 1997, 1998, 1999, 2000, and 2001.

                                Performance Graph
[OBJECT OMITTED]
                               S&P      Small-Cap
                    ABP        500        Index
                   ------   --------- -----------
      Dec-95        100%        100%        100%
      Mar-96         86%        105%        102%
      Jun-96        104%        109%        118%
      Sep-96         92%        112%        127%
      Dec-96        100%        100%        100%
      Mar-97        111%        102%         99%
      Jun-97        130%        119%        109%
      Sep-97        147%        128%        120%
      Dec-97        149%        131%         98%
      Mar-98         85%        149%         94%
      Jun-98         92%        153%         87%
      Sep-98         70%        137%         66%
      Dec-98         44%        166%         49%
      Mar-99         18%        174%         52%
      Jun-99         12%        185%         68%
      Sep-99         23%        173%         73%
      Dec-99          9%        198%         63%
      Mar-00         23%        202%         82%
      Jun-00         15%        196%        109%
      Sep-00         39%        194%        127%
      Dec-00         44%        178%        145%
      Mar-01         52%        157%        124%
      Jun-01         32%        165%        115%
      Sep-01         20%        141%         90%
      Dec-01         13%        155%         98%


                          Dec-96   Dec-97   Dec-98    Dec-99   Dec-00    Dec-01
      S&P
      500                    100      131      166       198      178       155
      Small Cap Index        100       98       49        63      145        98
      ABP                    100      149       44         9       44        13

Audit Committee Report

         The Audit Committee of the Abraxas board of directors is responsible for providing independent, objective oversight of Abraxas' accounting functions and internal controls. The Audit Committee is composed of four directors, each of whom is independent as defined by the American Stock Exchange's listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is on file with the Securities and Exchange Commission and may be obtained online at www.sec.gov.

         Management is responsible for Abraxas' internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of Abraxas' consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the Audit Committee met with management and Deloitte & Touche LLP, Abraxas' independent auditors, to review and discuss the December 31, 2001 financial statements. The Audit Committee also discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Deloitte & Touche LLP that firm's independence.

         Audit Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of Abraxas' annual financial statements for the year ended December 31, 2001, and the reviews of the condensed financial statements included in Abraxas' quarterly Reports on Forms 10-Q for the year ended December 31, 2001, were $228,400.

         All Other Fees. The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by Deloitte & Touche LLP during the year ended December 31, 2001, were $300,200, related primarily to various tax issues, potential merger activities and hedge accounting treatment.

         Consideration of Non-audit Services Provided by the Independent Auditors. The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining Deloitte & Touche LLP's independence, and has concluded that the independence of such firm has been maintained.

         Based upon the Audit Committee's discussions with management and Deloitte & Touche LLP, and the Audit Committee's review of the representations of management and such firm, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in Abraxas' Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the United States Securities and Exchange Commission

Dated:  March 30, 2002

                            Audit Committee

                            C. Scott Bartlett, Jr., Chairman
                            James C. Phelps
                            Frank A. Burke
                            Joseph A. Wagda

Certain Transactions

         Wind River Resources Corporation ("Wind River"), all of the capital stock of which is owned by Mr. Watson, owns a twin-engine airplane. The airplane is available for business use by employees of Abraxas from time to time at Wind River's cost. Abraxas paid Wind River a total of $314,000 for use of the plane during 2001.

         Grey Wolf owns a 10% interest in certain producing properties owned by Canadian Abraxas and in Canadian Abraxas' natural gas processing plants and manages the operations of Canadian Abraxas pursuant to a management agreement between Canadian Abraxas and Grey Wolf. Under the management agreement, Canadian Abraxas reimburses Grey Wolf for reasonable costs or expenses attributable to Canadian Abraxas and for administrative expenses based upon the percentage that Canadian Abraxas' gross revenue bears to the total gross revenue of Canadian Abraxas and Grey Wolf. In 2001, Canadian Abraxas paid $1.7 million to Grey Wolf pursuant to the management agreement.

         Abraxas  has  adopted  a policy  that  transactions,  including  loans, between Abraxas and its officers, directors, principal stockholders, or affiliates of any of them, will be on terms no less favorable to Abraxas than can be obtained on an arm's length basis in transactions with third parties and must be approved by the vote of at least a majority of the disinterested directors.


                                  PROPOSAL TWO

                          Ratification of Selection of
                              Independent Auditors

         The Abraxas board of directors has selected Deloitte & Touche LLP to serve as independent auditors of Abraxas for the fiscal year ending December 31, 2002. Although stockholder ratification is not required, the board of directors has directed that such appointment be submitted to the stockholders of Abraxas for ratification at the annual meeting. Deloitte & Touche LLP has served as the independent auditors of Abraxas since August 17, 2000. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         On August 17, 2000, the Board of Directors of Abraxas engaged the accounting firm of Deloitte & Touche LLP as Abraxas' certifying accountant for the year ended December 31, 2000. The decision to approve the dismissal of Ernst & Young LLP and engagement of Deloitte & Touche LLP was approved by the Audit Committee of the Board of Directors and the Board of Directors of Abraxas. Ernst & Young LLP was notified of their dismissal on August 18, 2000.

         The reports of Ernst & Young LLP on Abraxas' financial statements for the two fiscal years ended December 31, 1998 and 1999 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of Abraxas' financial statements for each of the two fiscal years ended December 31, 1998 and 1999, and in the subsequent interim periods through August 18, 2000, there were no disagreements with Ernst & Young LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused the firm to make reference to the matter in their report.

         Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the annual meeting is necessary to approve the appointment of Abraxas' independent auditors. The enclosed form of proxy provides a means for stockholders to vote for the ratification of selection of independent auditors, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder's proxy are to be voted, such shares will be voted FOR the ratification of selection of independent auditors. Under applicable Nevada law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

         The board of directors recommends a vote "FOR" the ratification of the selection of Deloitte & Touche LLP as independent auditors of Abraxas for the fiscal year ending December 31, 2002.

              STOCKHOLDER PROPOSALS FOR 2003 ABRAXAS ANNUAL MEETING

         Abraxas intends to hold its next annual meeting in May of 2003, according to its normal schedule. In order to be included in the proxy material for the 2003 Annual Meeting, Abraxas must receive eligible proposals of stockholders intended to be presented at the annual meeting on or before December 26, 2002, directed to the Abraxas Secretary of at the address indicated on the first page of this proxy statement.

         According to our Bylaws, Abraxas must receive timely written notice of any stockholder nominations and proposals to be properly brought before the 2003 Annual Meeting. To be timely, such notice must be delivered to the Abraxas Secretary at the principal executive offices set forth on the first page of this proxy statement not later than the close of business on February 24, 2003 nor earlier than January 27, 2003. The written notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

         In the event that the 2003 Annual Meeting is more than 30 days from May 24, 2003 (the anniversary of the 2002 Annual Meeting), the dates for submission with the proxy materials and to be properly be brought before the 2003 Annual Meeting will change according to the Bylaws and Regulation 14A under the Exchange Act. A copy of the Bylaws of Abraxas setting forth the advance notice provisions and requirements for submission of stockholder nominations and proposals may be obtained from the Abraxas Secretary at the address indicated on the first page of this proxy statement.

                                  OTHER MATTERS

         No business other than the matters set forth in this document is expected to come before the meeting, but should any other matters requiring a stockholder's vote arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of Abraxas. If any of the nominees for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of Abraxas.

         Upon the written request of any person whose proxy is solicited hereunder, Abraxas will furnish without charge to such person a copy of its annual report filed with the United States Securities and Exchange Commission on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2001. Such written request is to be directed to the attention of Stephen T. Wendel, 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232.

                       By Order of the Board of Directors



                       Stephen T. Wendel
                       SECRETARY

San Antonio, Texas
April 25, 2002

                                  FORM OF PROXY
                                      FRONT

                          ABRAXAS PETROLEUM CORPORATION
                       500 North Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                                 (210) 490-4788

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned shareholder of Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), hereby appoints Robert L. G. Watson, Chris E. Williford and Robert W. Carington, Jr., and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Abraxas common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 24, 2002, and any adjournment thereof, with all powers which the undersigned would possess if personally present.

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Abraxas dated April 25, 2002.






                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                      BACK

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the election of Directors and "FOR" the Approval of Proposal 2 .

                                      FOR      WITHHELD
1.       ELECTION OF                    [  ]     [  ]    Nominees:
         DIRECTORS                                       Ralph F. Cox
         For, except vote                                C. Scott Bartlett, Jr.
         withheld from the                               Frederick M. Pevow, Jr.
         Following nominee(s):                           Joseph A. Wagda





2. PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS OF ABRAXAS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002

                [  ]  FOR           [  ]  AGAINST              [  ]  ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

CHECK HERE FOR ADDRESS CHANGE  [  ]    NEW ADDRESS:___________________________
                                       _______________________________________
                                       _______________________________________
                                       _______________________________________



         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:  ______________, 2002        __________________________________________
                                    Signature


PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE

ENCLOSED ENVELOPE.                  __________________________________________
                                    Signature if held jointly